EXHIBIT 4.2

GRANT OF STOCK OPTION

(CONSULTANT)

To:       (“Optionee”)

From:  Learning Tree International, Inc.

Learning Tree International, Inc. (the “Company”) has adopted a 1999 Stock Option Plan (the “Plan”) under which the Company can grant options to purchase shares of the Company’s Common Stock (the “Common Stock”). We are pleased to inform you that the Stock Option Committee of our Board of Directors (the “Committee”) has decided to grant you an option under the Plan (your “Option”).

The Plan, the attached Standard Terms and Conditions (the “Terms”) and the following specific provisions (which are subject to adjustment under the Plan and the Terms) will govern your Option:

The “Date of Grant” for your Option is:

The “Vesting Anniversary Date” for your option is:

The “Expiration Date” of your Option is:

The “Number of Shares” covered by your Option is:

The “Exercise Price” per share for your Option is:            US$

Your Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

Vesting:

As one of the Company’s consultants, you will earn the right to exercise thirty-three and one-third percent (33 1/3%) of your Option after each twelve-month period commencing after the Date of Grant and ending on an anniversary of the Date of Grant during which the Company or its subsidiaries employ you as a Consultant. Your Option cannot be exercised until the first anniversary of the Date of Grant. As an example, at any time after the second anniversary of the Date of Grant, but before the third anniversary, the maximum number of shares you may purchase or have purchased under this Option is sixty-six and two-thirds percent (66 2/3%) of the Number of Shares; after the third anniversary of the Date of Grant, you may purchase all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).

Please review the Plan and the Terms carefully, as they control your rights under your Option. Then sign (and if you are married, have your spouse sign) one copy of this letter and return it to Mary Adams at the address below. If you have any questions, please call Mary Adams.

We appreciate your continuing efforts on behalf of the Company.

Very truly yours,

Learning Tree International

By:
Its:	Chairman and CEO

I hereby accept this Option and have reviewed the Plan and the Terms.

“Optionee”

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.

Optionee’s Spouse

Name:

Within the next 30 days, please return one signed copy, in a confidential envelope, to:

Ms. Mary Adams

Vice President, Administration

Learning Tree International, Inc.

6053 W. Century Blvd., Suite 200

Los Angeles, CA 90045

GRANT OF STOCK OPTION

(INSTRUCTOR)

To:       (“Optionee”)

From:  Learning Tree International, Inc.

Learning Tree International, Inc. (the “Company”) has adopted a 1999 Stock Option Plan (the “Plan”) under which the Company can grant options to purchase shares of the Company’s Common Stock (the “Common Stock”). We are pleased to inform you that the Stock Option Committee of our Board of Directors (the “Committee”) has decided to grant you an option under the Plan (your “Option”).

The Plan, the attached Standard Terms and Conditions (the “Terms”) and the following specific provisions (which are subject to adjustment under the Plan and the Terms) will govern your Option:

The “Date of Grant” for your Option is:

The “Vesting Anniversary Date” for your option is:

The “Expiration Date” of your Option is:

The “Number of Shares” covered by your Option is:

The “Exercise Price” per share for your Option is:            US$

Your Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

Vesting:

As one of the Company’s instructors, you will earn the right to exercise twenty-five percent (25%) of your Option after each twelve-month period commencing after the Date of Grant and ending on an anniversary of the Date of Grant during which you teach at least five (5) course events for the Company (a “Qualifying Year”). For purposes of vesting, the Company has determined that acting as a technical editor or course designer of either a Distance Learning or an Instructor-Led Course will be counted as “teaching” one course. However, you can only be credited with a maximum of two courses for such activities during any year; thus, you must still actually teach at least three courses in a Qualifying Year, even if you act as author or technical editor on more than two courses in that year.

Except with the written consent of the Committee, your Option cannot be exercised until you complete a Qualifying Year, and no additional shares will become exercisable after any year which is not a Qualifying Year. As an example, if you have completed three Qualifying Years, the maximum number of shares you may purchase or have purchased under this Option is seventy-five percent (75%) of the Number of Shares; after four Qualifying Years, you may purchase all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).

Please review the Plan and the Terms carefully, as they control your rights under your Option. Then sign (and if you are married, have your spouse sign) one copy of this letter and return it to Mary Adams at the address below. If you have any questions, please call Mary Adams.

We appreciate your continuing efforts on behalf of the Company.

Very truly yours,

Learning Tree International

By:
Its:	Chairman and CEO

I hereby accept this Option and have reviewed the Plan and the Terms.

“Optionee”

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.

Optionee’s Spouse

Name:

Within the next 30 days, please return one signed copy, in a confidential envelope, to:

Ms. Mary Adams

Vice President, Administration

Learning Tree International, Inc.

6053 W. Century Blvd., Suite 200

Los Angeles, CA 90045

GRANT OF STOCK OPTION

(EMPLOYEE)

To: (“Optionee”)

From: Learning Tree International, Inc.

As you probably know, Learning Tree International, Inc. (the “Company”) has adopted a 1999 Stock Option Plan (the “Plan”) under which the Company can grant options to purchase shares of the Company’s Common Stock (the “Common Stock”). We are pleased to inform you that the Stock Option Committee of our Board of Directors (the “Committee”) has decided to grant you an option under the Plan (your “Option”).

The Plan, the attached Standard Terms and Conditions (the “Terms”) and the following specific provisions (which are subject to adjustment under the Plan and the Terms) will govern your Option:

The “Date of Grant” for your Option is:

The “Expiration Date” of your Option is:

The “Number of Shares” covered by your Option is:

The “Exercise Price” per share for your Option is:         US$

Your Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

Vesting:

As one of the Company’s employees, you will earn the right to exercise twenty-five percent (25%) of your Option after each twelve-month period commencing after the Date of Grant and ending on an anniversary of the Date of Grant during which you are employed by the Company or its subsidiaries. Your Option cannot be exercised until the first anniversary of the Date of Grant. As an example, at any time after the third anniversary of the Date of Grant, but before the fourth anniversary, the maximum number of shares you may purchase or have purchased under this Option is seventy-five percent (75%) of the Number of Shares; after the fourth anniversary of the Date of Grant, you may purchase all of the Number of Shares. Of course, you can never exercise the Option for more than the Number of Shares or after the Expiration Date (in each case as adjusted under the Terms and the Plan).

Please review the Plan and the Terms carefully, as they control your rights under your Option. Then sign (and if you are married, have your spouse sign) one copy of this letter and return it to Mary C. Adams, the Company’s Vice President, Administration and Investor Relations. If you have any questions, please contact Ms. Adams.

We appreciate your continuing efforts on behalf of the Company.

Sincerely,

Learning Tree International, Inc.

By:
David C. Collins

Its: Chairman and CEO

I hereby accept this Option and have reviewed the Plan and the Terms. I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.

“Optionee”

(print name)

I agree to be bound by all of the terms and conditions of the Option, including those set forth in the Plan and the Terms.

Optionee’s Spouse

(print name)

The Option and any shares issuable under it have not been registered under the Securities Act of 1933, as amended, nor registered or qualified under any state securities laws. No regulatory agency has passed on the fairness of the issuance of these securities.

Please return one (1) signed copy to:

Ms. Mary C. Adams

Vice President, Administration

Learning Tree International

6053 W. Century Blvd., PO Box 45028

Los Angeles, CA 900457-0028